Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-8) of Alliance Pharmaceutical Corp. of our report dated August 23, 2004, except for Note 11 as to which the date is September 24, 2004, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in the Annual Report (Form 10-KSB) for the year ended June 30, 2004.

/S/ ERNST & YOUNG LLP

San Diego, California
September 27, 2004